UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2016

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)

(415) 283-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Armow Purchase and Sale Agreement
On September 21, 2016, an indirect wholly owned subsidiary of Pattern Energy Group Inc. (“Pattern Energy”), Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company (“PCFC”), entered into a Purchase and Sale Agreement (the “Armow PSA”) with Pattern Energy Group LP, a Delaware limited partnership (the “Armow Seller”). Upon the terms and subject to the conditions set forth in the Armow PSA, PCFC will purchase at the closing (the “Armow Closing”) from affiliates of the Armow Seller a 50% limited partnership interest in SP Armow Wind Ontario LP (the “Project Company”), as well as 100% of the issued and outstanding shares in the capital of Pattern Armow GP Holdings Inc. for a consideration of approximately $132 million, plus accrued estimated proportionate debt of approximately $199 million U.S. dollar equivalent. The Project Company operates the approximately 179 MW wind farm located in the Municipality of Kincardine in Bruce County, Ontario which achieved commercial operations in December 2015. Following the Armow Closing, PCFC will (a) directly own a 50% limited partnership interest in the Project Company and (b) directly own 50% of the issued and outstanding shares of SP Armow Wind Ontario GP Inc. thereby holding a 0.02% general partnership interest in the Project Company.
Pattern Energy’s and Armow Seller’s obligations to consummate the transactions contemplated by the Armow PSA are subject to the satisfaction or waiver of various customary conditions, including, among others, (1) no violation of governmental rules, and no order of any court or administrative agency being in effect which restrains or prohibits the transactions contemplated by the Armow PSA, and (2) subject to certain exceptions, the accuracy of the representations of the other party set forth in the Armow PSA.
The Armow PSA provides for certain limited rights to terminate the Armow PSA, including if the transactions contemplated by the Armow PSA have not been consummated by November 30, 2016.
The Armow PSA includes customary representations by Pattern Energy and Armow Seller, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title and no litigation or adverse claims, tax matters and with respect to the underlying wind facility. The Armow PSA provides for customary indemnification by Pattern Energy and Armow Seller, as applicable, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.
The Armow PSA was recommended by the Conflicts Committee, which is comprised solely of independent directors, for approval by Pattern Energy’s Board of Directors, and approved by the Board of Directors.
Item 7.01 Regulation FD Disclosure.
On September 22, 2016, Pattern Energy issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
d. Exhibits

Exhibit Number	Description

2.1
Purchase and Sale Agreement, dated as of September 21, 2016, by and between Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company, and Pattern Energy Group LP, a Delaware limited partnership

99.1	Press release issued by Pattern Energy Group Inc. dated September 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2016

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary